FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                          GULF POWER CAPITAL TRUST III
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             (Exact name of registrant as specified in its charter)


      DELAWARE
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(State of incorporation or organization)                    (IRS Employer
                                                         Identification  No.)


500 Bayfront Parkway, Pensacola, Florida                             32501
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(Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


                                                    Name of each exchange
       Title of each class                         on which each class is
       to be so registered                           to be so registered
---------------------------------                -----------------------------

7.375% Trust Preferred Securities                     New York Stock Exchange
(Liquidation Amount $25 per Trust Preferred Security)


Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         This Registration Statement relates to the 7.375% Trust Preferred Securities (Liquidation Amount $25 per Trust Preferred Security) (the "Preferred Securities") of Gulf Power Capital Trust III, a Delaware business trust. A description of the Preferred Securities is contained in the Registration Statement on Form S-3 of Gulf Power Company, Gulf Power Capital Trust III and Gulf Power Capital Trust IV, Registration Nos. 333-59942, 333-59942-01 and 333-59942-02, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus supplement subsequently filed by Gulf Power Company and Gulf Power Capital Trust III pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.    Exhibits.

Exhibit Number


        1 Registration Statement on Form S-3, filed by Gulf Power Company, Gulf Power Capital Trust III and Gulf Power Capital Trust IV (Registration Nos. 333-59942, 333-59942-01 and 333-59942-02)
               (incorporated herein by reference).

        4(a) Certificate of Trust of Gulf Power Capital Trust III (designated in Registration No. 333-42033 as Exhibit 4.5-B and incorporated herein by reference).

        4(b) Form of Amended and Restated Trust Agreement of Gulf Power Capital Trust III (designated in Registration No. 333-42033 as
               Exhibit 4.7-B and incorporated herein by reference).

        4(c) Subordinated Note Indenture between Gulf Power Company and J P Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (designated in Gulf Power Company's Current Report on Form 8-K dated January 27, 1997, File No. 0-2429, as Exhibit 4.1 and 4.2, in Form 8-K dated July 28, 1997, File No. 0-2429, as
               Exhibit 4.2 and in Form 8-K dated January 13, 1998, File No. 0-2429, as Exhibit 4.2 and incorporated herein by reference).

        4(d) Form of Supplemental Indenture to Subordinated Note Indenture (designated in Registration No. 333-59942 as Exhibit 4.4 and incorporated herein by reference).

        4(e) Form of Guarantee relating to Gulf Power Capital Trust III with respect to the Preferred Securities (designated in Registration No. 333-42033 as Exhibit 4.11-B and incorporated herein by reference).


                Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                                      SIGNATURE

                Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated  November 12, 2001                GULF POWER CAPITAL TRUST III

                                        By  GULF POWER COMPANY

                                        By /s/Wayne Boston
                                           Wayne Boston
                                        Assistant Secretary